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                                                                     Exhibit 3.2








                                     BYLAWS


                                       OF


                            AMERIVEST PROPERTIES INC.



                   (Amended and Restated as of April 16, 2002)










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                                     BYLAWS

                                       OF

                            AMERIVEST PROPERTIES INC.

                                   ARTICLE I.
                                     Offices

         The registered office of the corporation shall be located at 11 East Chase Street, Baltimore, Maryland 21202, or such other city and county as the board of directors shall determine.

         The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                                  Stockholders

         Section 1. Annual Meeting. The annual meeting of the stockholders shall
                    --------------
be held at a time and date fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Notwithstanding the foregoing, the annual meeting shall be held upon reasonable notice and not later than a reasonable period following delivery of the corporation's annual report to stockholders. If the election of directors shall not be held at the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the stockholders, for
                    ----------------
any purpose, unless otherwise prescribed by statute, may be called by the president, by a majority of directors, or by a majority of Independent Directors. Special meetings also shall be called by an officer of the corporation upon written request of stockholders holding in the aggregate not less than 25 percent of the outstanding shares of the common stock of the corporation entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Sponsor shall provide all stockholders within 10 days after receipt of said request, written notice, either in person or by mail, of the meeting and the purpose of such meeting, to be held on a date not less than 15 days nor more than 60 days after the distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         Section 3. Place Of Meeting. The person or persons authorized to call
                    ----------------
any annual or special meeting may designate any place, either within or outside Maryland, as the place for the meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside Maryland, as the place for such meeting. If no




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designation is made, the place of meeting shall be the principal corporate offices of the corporation.

         Section 4. Fixing Date For Determination Of Stockholders Of Record. For
                    -------------------------------------------------------
the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be as follows: (a) for determining stockholders entitled to notice of or to vote at the meeting of stockholders, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, the day on which the first written consent is expressed, and (c) for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 5. Notice Of Meeting. Except as otherwise provided herein,
                    -----------------
written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 6. Organization. The president or any vice president shall call
                    ------------
meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

         Section 7. Agenda And Procedure. The board of directors shall have the
                    --------------------
responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings; provided however, that in the event of any difference in opinion with





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respect to the proper cause of action which cannot be resolved by reference to statute, or to the articles of incorporation or these bylaws, Robert's Rules Of Order (as last revised) shall govern the disposition of the matter.

         Section 8.  Voting Lists. The officer who has charge of the stock books
                     ------------
of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of each stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 9.  Quorum. A majority of the outstanding shares of the
                     ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.

         Section 10. Manner Of Acting. When a quorum is present at any meeting,
                     ----------------
the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is required by law or the certificate of incorporation, in which case such express provision shall govern.

         Section 11. Informal Action By Stockholders. Any action required or
                     -------------------------------
permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by each holder of outstanding stock entitled to vote on the matter. In the event that the action which is consented to is such as would require the filing of a certificate with the Secretary of State of Maryland under the General Corporation Law of the State of Maryland if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provision of law and that written notice has been given as provided by law.

         Section 12. Proxies. Each stockholder entitled to vote at a meeting of
                     -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

         Section 13. Voting Of Shares. Unless otherwise provided in the
                     ----------------
certificate of incorporation and subject to the provisions of Section 4 of this Article, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the election of



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directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 14. Voting Of Shares By Certain Holders. Persons holding stock
                     -----------------------------------
in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and if furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Maryland.

         Section 15. Inspectors. The chairman of the meeting may at any time
                     ----------
appoint one or more inspectors to serve at a meeting of the stockholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) does not need to be a stockholder of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

         Section 16. Notice. No business may be transacted at an annual meeting
                     ------
of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 16.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

         To be timely, a stockholder's notice to the secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than 53 days nor more than 90 days prior to the annual meeting of stockholders at which the business proposed is to be acted upon by stockholders; provided, however, that if less than 60 days' notice of the meeting is given to stockholders, written notice of business proposed by stockholders shall


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be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

         To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and series and the number of shares of each class and series of stock of the corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 16 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting must comply with Article III, Section 3 of these Bylaws for such nomination or nominations to be properly brought before such meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 16, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 16 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III.
                               Board Of Directors

         Section 1. General Powers. The business and affairs of the corporation
                    --------------
shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Maryland or the certificate of incorporation. The directors are deemed to be in a fiduciary relationship with the corporation and the stockholders.

         Section 2. Number, Tenure And Qualification. The number of directors of
                    --------------------------------
the corporation shall be as determined by the board of directors and shall be not less than three nor more than nine. A majority of the directors must be Independent Directors. Except as otherwise provided in Section 4 of this Article and subject to the provisions of the corporation's articles of incorporation, directors shall be elected by a vote of a majority of stockholders present in person or by proxy at a meeting at which a quorum is present. Each director shall hold office for the term set forth in the corporation's articles of incorporation. A director can be reelected by the stockholders. Directors need not be residents of Maryland or stockholders of the corporation.

         Section 3. Notice of  Nominations.  Nominations for the election of
                    ----------------------
directors may be made by the board of directors or a committee of the board of directors or by any stockholder

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entitled to vote for the election of directors. Nominations by the board of directors or a committee of the board of directors may be made by oral or written notice delivered to the secretary of the corporation by any officer or director on behalf of the board of directors or committee at any time prior to or at any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by the board of directors or a committee of the board of directors shall set forth the names of the nominees. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected; provided, however, that if less than 60 days' notice of the meeting is given to stockholders, written notice of nominations of directors by stockholders shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Nominations by stockholders for directors to be elected by written consent of stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 60 days nor more than 90 days prior to the first solicitation of any written consents of stockholders for the election of those members. Each notice of nomination of directors by a stockholder of the corporation shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in that notice, (b) the principal occupation or employment of each such nominee for the five years preceding the date of the notice, (c) the number of shares of stock of the corporation that are beneficially owned by each nominee, and (d) any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of the corporation. The chairman of any meeting of stockholders of the corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         Any amendment or repeal of any provision or all provisions of this
Article III, Section 3, or the adoption of any provision inconsistent with any provision or all provisions of this Article III, Section 3, shall, in addition to any other vote or approval required by law or by these bylaws or by the articles of incorporation, require the affirmative vote of (a) at least 75 percent of all the directors including at least two-thirds of the Independent Directors, or (b) (i) at least 66 2/3 percent of the outstanding shares of each class of Voting Stock, and (ii) at least a majority, not including shares owned by Interested Persons, of the outstanding shares of each class of Voting Stock.

         Section 4. Vacancies. Any director may resign at any time by giving
                    ---------
written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. Independent Directors will nominate replacements for vacancies amongst the Independent Directors. If at any time, by reason of death, resignation or other cause, the corporation should have no directors in office, then an election of directors may

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be held in the manner provided by law. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

         Section 5. Regular Meetings. Unless otherwise approved by the board of
                    ----------------
directors, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Maryland, for the holding of additional regular meetings without other notice than such resolution.

         Section 6. Special Meetings. Special meetings of the board of directors
                    ----------------
may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Maryland, as the place for holding any special meeting of the board of directors called by them.

         Section 7. Notice. Notice of any special meeting shall be given at
                    ------
least 24 hours previous thereto by written notice delivered personally, or at least one business day (and not less than 24 hours) previous thereto if sent by facsimile to the business address of the director, or at least five days previous thereto if mailed to a director at his business address, or by notice given at least two days previous thereto by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum. A majority of the number of directors then in office
                    ------
shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Manner Of Acting. Except as may be otherwise specifically
                    ----------------
provided by law or the certificate of incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except that a majority of the Independent Directors is required to determine whether fees and expenses paid in connection with operating as a REIT are reasonable in light of the performance of the corporation; to determine investment policies, the fairness of an acquisition price and borrowing policies; to establish special meetings of the stockholders; and to establish distribution reinvestment plans. In addition, without the concurrence of a majority of the then outstanding shares, the directors may not
(i) sell all or substantially all of the assets of the corporation other than in the ordinary course of the corporation's business or in connection with liquidation and dissolution; (ii) cause the merger or other reorganization of the corporation; or (iii) dissolve or liquidate the corporation, other than before the initial investment in property.

         Section 10. Removal. Unless otherwise restricted by law, any director
                     -------
or the entire board of directors may be removed, for cause only, by the holders of a majority of shares then entitled to vote at a meeting of stockholders.

         Section 11. Committees. The board of directors may, by resolution
                     ----------
passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, provided that the majority of the committee members must be Independent Directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amend the certificate of incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 12. Compensation. Unless otherwise restricted by the
                     ------------
certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

         Section 13. Action By Wrtten Consent Of Directors. Unless otherwise
                     -------------------------------------
restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         Section 14. Meetings By Telephone. Unless otherwise restricted by the
                     ---------------------
certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

                                   ARTICLE IV.
                               Officers And Agents

         Section 1. General. The officers of the corporation shall be a
                    -------
president, a secretary and a treasurer. The board of directors may appoint such other officers, assistant officers, and agents, a chairman or vice-chairmen of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. Any number of offices may be held by the same person with the exception of the office of president and secretary being held simultaneously by the same person, or as otherwise provided in the certificate of incorporation or these bylaws.

         Section 2. Election And Term Of Office. The officers of the corporation
                    ---------------------------
shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until the earliest to occur of his death, resignation or removal.

         Section 3. Removal. Any officer or agent elected or appointed by the
                    -------
board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby.

         Section 4. Vacancies. Any officer may resign at any time upon written
                    ---------
notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term. If any officer shall be absent or unable for any reason to perform his duties, the board of directors, to the extent not otherwise inconsistent with these bylaws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the board.

         Section 5. Authority And Duties Of Officers. The officers of the
                    --------------------------------
corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the board of directors or by these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not prescribed by these bylaws or by the board of directors, such officer or agent shall follow the orders and instructions of (a) the president, and if a chairman of the board is elected, then (b) the chairman of the board.

         (a) President. The president, subject to the direction and supervision
             ---------
of the board of
directors, shall have the following responsibilities: (i) be the chief executive officer of the corporation and have general and active control of its affairs, business and property and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders; (iii) see that all orders and resolutions of the board of directors are carried into effect; and
(iv) sign or countersign all certificates, contracts and other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In addition, the president shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by them, or by written instruments appointing proxy or proxies to represent the corporation, all meetings of the stockholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or proxy, execute written waivers of notice and consents with respect to such meetings. At all such meetings, and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consent and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. Subject to the directions of the board of directors, the president shall exercise all other powers and perform all other duties normally incident to the office of president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board.

         (b) Chairman Of The Board. If a chairman of the board has been elected,
             ---------------------
the chairman of the board shall be the presiding officer at meetings of the board of directors and shall have, subject to the direction and modification of the board of directors, all the same responsibilities, rights and obligations as described in these bylaws for the president.

         (c) Vice Presidents. The vice presidents, if any shall be elected, and
             ---------------
if they be so directed, shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

         (d) Secretary. The secretary shall perform the following functions: (i)
             ---------
record or cause to be recorded the proceedings of the meetings of the stockholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Maryland a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties as from time to time may be assigned to him by the president, or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         (e) Treasurer. The treasurer shall perform the following functions: (i)
             ---------
be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for monies paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; and (iv) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         Section 6. Surety Bonds. The board of directors may require any officer
                    ------------
or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 7. Salaries. Officers of the corporation shall be entitled to
                    --------
such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.


                                   ARTICLE V.
                                      Stock

         Section 1. Certificates. Each holder of stock in the corporation shall
                    ------------
be entitled to have a certificate signed in the name of the corporation by the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

         Section 2. Record. A record shall be kept of the name of each person or
                    ------
other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

         Section 3. Consideration For Shares. Shares shall be issued for such
                    ------------------------
consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration may consist, in whole or in part, of cash, personal property, real property, leases of real property, services rendered, or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require.

         Section 4. Issuance Of Stock. The capital stock issued by the
                    -----------------
corporation must be non-assessable. It shall be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the corporation in the form or forms set forth in Section 3 of this
Article V and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or
(b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in the form or forms set forth in Section 3 of this Article V and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares as described herein.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend upon partly paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the board of directors, require, not exceeding in the whole, the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last known post office address at least thirty days before the time for such payment for stock which is not fully paid.

         The corporation may, but shall not be required to, issue fractions of a share. If it does not issue fractions of a share, it shall: (a) arrange for the disposition of fractional interests by those entitled thereto; (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the board of directors may impose.

         The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

         Section 5. Lost Certificates. In case of the alleged loss, destruction
                    -----------------
or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 6. Transfer Of Shares. Upon surrender to the corporation or to
                    ------------------
a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books; provided however, that the corporation shall not be required to effect the requested transfer if the corporation believes the requested transfer would be in violation of any applicable law, regulation, court order or other restriction of any nature.

         Section 7. Registered Stockholders. The corporation shall be entitled
                    -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Maryland.

         Section 8. Transfer Agents, Registrars And Paying Agents. The board may
                    ---------------------------------------------
at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Maryland. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

         Section 9. Real Estate Investment Trust Ownership Rules. The  following
                    --------------------------------------------
describes the restriction on transfer, acquisition and redemption of shares of capital stock of the corporation:

                (a)   Definitions.  For purposes of this Section 9, the
                      -----------
following terms shall have the following meanings:

                           "Adoption Date" shall mean the date of the adoption of the ownership restrictions contained in this Section 9 by resolution of the board of directors, which shall be deemed to occur upon the board of directors' adoption of this Section 9.

                           "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

                           "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the board of directors as the beneficiary or beneficiaries of the Excess Share Trust.

                           "Code" shall mean the Internal Revenue Code of 1986, as amended.

                           "Debt" shall mean indebtedness of the corporation.

                           "Excess Shares" shall have the meaning given to it in subparagraph (i) of paragraph (c) of this Section 9.

                           "Excess Share Trust" shall mean the trust created pursuant to paragraph (m) of this Section 9.

                           "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the board of directors as the trustee of the Excess Share Trust.

                           "fair market value" shall mean the fair market value as determined in good faith by the board of directors.

                           "Ownership Limit" shall initially mean 9.0%, in number of Shares or value, of the outstanding Shares of the corporation, and after any adjustment as set forth in paragraph (i) of this Section 9, shall mean such greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

                           "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in
         Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

                           "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in paragraph (c) of this Section 9, the beneficial holder of the Shares, if such Transfer had been valid under paragraph (b) of this Section 9.

                           "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in paragraph (c) of this Section 9, the record holder of the Shares, if such Transfer had been valid under paragraph (b) of this
         Section 9.

                           "REIT" shall mean a real estate investment trust, as described in Sections 856-860 of the Code.

                           "Restriction Termination Date" shall mean the first day after the Adoption Date on which the board of directors determines that it is no longer in the best interests of the corporation to attempt to, or continue to, qualify as a REIT.

                           "Shares" shall mean stock that is either common stock or preferred stock, if any.

                           "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the issuance of Shares by the corporation, (b) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (c) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Debt or any security of the corporation for Shares and (d) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

                  (b)      Ownership Limitation.
                           --------------------

                           (i) Except as provided in paragraph (k) of this
         Section 9, from the Adoption Date until the Restriction Termination Date, no Person shall Beneficially Own Shares in excess of the Ownership Limit.

                           (ii) Except as provided in paragraph (k) of this
         Section 9, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

                           (iii) From the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

                           (iv) From the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the corporation being "closely held" within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership that would result in the corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the corporation from such tenant would cause the corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Shares which would cause the corporation to be "closely held" within the meaning of Section 856(h) of the Code or which would cause the corporation to fail to qualify as a REIT; and the intended transferee shall acquire no rights in such Shares.

                  (c)      Excess Shares.
                           -------------

                           (i) If, notwithstanding the other provisions contained in this Section 9, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the corporation such that any Person would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in paragraph (k) of this Section 9, the Shares Beneficially Owned in excess of the Ownership Limit (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Section 9. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                           (ii) If, notwithstanding the other provisions contained in this Section 9, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the corporation which, if effective, would cause the corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Section 9. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                           (d) Prevention of Transfer. If the board of director
                               ----------------------
         designee shall at any time determine in good faith that a Transfer has taken place in violation of paragraph (b) of this Section 9 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of paragraph (b) of this Section 9, the board of directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraph (ii),
         (iii) or (iv) of paragraph (b) of this Section 9 shall automatically result in the designation and treatment described in paragraph (c) of this Section 9, irrespective of any action (or non-action) by the board of directors.

                 (e)   Notice to Corporation. Any Person who acquires or
                       ---------------------
         attempts to acquire Shares in violation of paragraph (b) of this
         Section 9, or any Person who is a transferee such that Excess Shares result under paragraph (c) of this Section 9, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the corporation of such event and shall provide to the corporation such other information as the corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the corporation's status as a REIT.

                 (f)   Information for Corporation. From the Adoption Date until
                       ---------------------------
         the Restriction Termination Date:

                       (i) every Beneficial Owner of more than 1% (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares of the corporation shall, within 30 days after January 1 of each year, give written notice to the corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the corporation such additional information as the corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the corporation's status as a REIT.

                       (ii) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

                 (g)   Other Action by Board of Directors. Nothing contained in
                       ----------------------------------
         this Section 9 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the corporation and the interests of its shareholders by preservation of the corporation's status as a REIT; provided, however, that no provision of this paragraph (g) shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange (or any other exchange or quotation system through which the Shares are traded or listed).

                 (h)   Ambiguities. In the case of an ambiguity in the
                       -----------
         application of any of the provisions of this Section 9, including any definition contained in paragraph (a), the board of directors shall have the power to interpret and determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to the board of directors; provided, however, that in case of doubt such power shall be exercised in a fashion calculated to preserve the corporation's status as a REIT.

                  (i) Increase or Decrease in Ownership Limit. Subject to the
                      ---------------------------------------
         limitations provided in paragraph (j) of this Section 9, the board of directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

                  (j) Limitations on Changes in Ownership Limit.
                      -----------------------------------------

                      (i) The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Shares who are individuals (as determined by reference to Section 542(a)(2) of the Code) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

                      (ii) Prior to the modification of the Ownership Limit pursuant to paragraph (i) of this Section 9, the board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the corporation's status as a REIT.

                  (k) Waivers by Board of Directors.
                      -----------------------------

                      (i) The board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of directors and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit, and upon such other conditions as the board of directors may direct, may waive the Ownership Limit with respect to such transferee.

                      (ii) In addition to waivers permitted under subparagraph
         (i) above, the board of directors shall, subject to subparagraph (iv) of paragraph (b) of this Section 9, waive the Ownership Limit with respect to a Person if: (w) such Person submits to the board of directors information satisfactory to the board of directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (x) such Person submits to the board of directors information satisfactory to the board of directors, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this subparagraph (ii); (y) such Person submits to the board of directors information satisfactory to the board of directors, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this subparagraph (ii) will not result in the corporation failing to qualify as a REIT; and (z) such Person provides to the board of directors such representations and undertakings, if any, as the board of directors may, in its reasonable discretion, require to ensure that the conditions in clauses (w), (x) and (y) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this subparagraph (ii), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in paragraph (c) of this Section 9 with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this subparagraph (ii)).

                  (l) Severability. If any provision of this Section 9 or any
                      ------------
         application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

                  (m) Trust for Excess Shares. Upon any purported Transfer that
                      -----------------------
         results in Excess Shares pursuant to paragraph (c) of this Section 9, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the corporation. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in paragraph (p) of this Section 9.

                  (n) Distributions on Excess Shares. Any distributions (whether
                      ------------------------------
         as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the fair market value of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid by the Purported Record Transferee to the Excess Share Trust for the benefit of the Charitable Beneficiary.

                  (o) Voting of Excess Shares. The Excess Share Trustee shall be
                      -----------------------
         entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. The Purported Record Transferee shall have no voting rights with respect to shares held in the Excess Share Trust and, subject to Maryland law, effective as of the date that Excess Shares have been transferred to the Excess Share Trustee, the Excess Share Trustee shall have the authority (at the Excess Share Trustee's sole discretion) to
         (i) rescind as void any vote cast by a Purported Record Transferee prior to the discovery by the Excess Share Trust that Excess Shares have been transferred to the Excess Share Trustee and (ii) recast such vote in accordance with the desires of the Excess Share Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the corporation has already taken irreversible action, then the Excess Share Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 9, until the Excess Share Trust has received notification that Excess Shares have been transferred into a Excess Share Trust, the Excess Share Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

                  (p) Non-Transferability of Excess Shares. Excess Shares shall
                      ------------------------------------
         be transferable only as provided in this paragraph (p). At the direction of the corporation, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit. Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the board of directors determines in good faith that a Transfer resulting in Excess Shares has occurred, if the corporation does not receive a notice of such Transfer pursuant to paragraph (e) of this Section 9. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the fair market value of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the corporation must have waived in writing its purchase rights under paragraph (q) of this Section 9. It is expressly understood that the Purported Record Transferee may enforce the provisions of this paragraph (p) against the Charitable Beneficiary. If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the corporation, to have acted as an agent of the corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the corporation.

                  (q) Call by Corporation on Excess Shares. Excess Shares shall
                      ------------------------------------
         be deemed to have been offered for sale to the corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the fair market value at the time of such devise, gift or other transaction) and (b) the fair market value of the Shares to which such Excess Shares relate on the date the corporation, or its designee, accepts such offer (the "Redemption Price"). The corporation shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the board of directors determines in good faith that a Transfer resulting in Excess Shares has occurred, if the corporation does not receive a notice of such Transfer pursuant to paragraph (e) of this
         Section 9 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of paragraph (p) of this Section 9. Unless the board of directors determines that it is in the interests of the corporation to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the board of directors at any time up to but not later than one year after the date the corporation accepts the offer to purchase the Excess Shares. In no event shall the corporation have an obligation to pay interest to the Purported Record Transferee.

                                   ARTICLE VI.
                  Conflicts Of Interest And Investment Policies

         Section 1. Sales And Leases To The Corporation. The corporation shall
                    -----------------------------------
not purchase property from a Sponsor, a director, or any Affiliate unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the corporation and at a price to the corporation no greater than the cost of the asset to the Sponsor, the director, or the Affiliate, or if the price to the corporation is in excess of such cost, that substantial justification for the excess exists, and that the excess is reasonable. In no event shall the cost of an asset purchased by the corporation from a Sponsor, director or Affiliate exceed its current appraised value.

         Section 2. Sales And Leases To Sponsor, Directors, Or Affiliates. A
                    -----------------------------------------------------
Sponsor, director, or Affiliate shall not acquire assets from the corporation unless approved by a majority of the directors (including a majority of Independent Directors) not otherwise interested in the transaction, as being fair and reasonable to the corporation. The corporation may lease assets to a Sponsor, a director, or an Affiliate only if approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction, as being fair and reasonable to the corporation.

         Section 3. Loans. The corporation may not borrow money from a Sponsor,
                    -----
a director, or an Affiliate unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction, approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the corporation than if it was between unaffiliated parties under the same circumstances.

         Section 4.  Investments.
                     -----------

         (a) The corporation shall not invest in joint ventures with the Sponsor, a director, or Affiliate unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve the transaction as fair and reasonable to the corporation and on substantially the same terms and conditions as those received by the other joint venturers.

         (b) The corporation shall not invest in equity securities unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve the transaction as being fair, competitive, and commercially reasonable.

         Section 5. Other Transactions. All other transactions between the
                    ------------------
corporation and a Sponsor, a director, or an Affiliate shall require approval by a majority of the directors (including a majority of Independent Directors) not otherwise interested in the transaction, as being fair and reasonable to the corporation and on terms and conditions not less favorable to the corporation than those available from unaffiliated third parties.

         Section 6. Appraisal Of Real Property. The consideration paid for real
                    --------------------------
property acquired by the corporation shall ordinarily be based on the fair market value of the property as determined by a majority of the directors. In cases in which a majority of the Independent Directors so determine, such fair market value will be determined by an Independent Expert selected by the Independent Directors.

         Section 7. Other Limitations. The corporation may not do any of the
                    -----------------
following:

         (a) Invest more than 10 percent of its total assets in Unimproved Real Property.

         (b) Invest in commodities or commodity future contracts (this limitation is not intended to apply to future contracts when used solely for hedging purposes in connection with the corporation's ordinary business in investing in real estate assets).

         (c) Invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency.

         (d) Issue equity securities redeemable by the holder thereof.

         (e) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes, is sufficient to properly service that higher level of debt.

         Section 8. Investment Policies. The investment and borrowing policies
                    -------------------
of the corporation shall be as set forth in these Bylaws and in such other written documents as may be approved by a majority of the Independent Directors. The Independent Directors shall monitor the administrative procedures, investment operations, and performance of the corporation and the corporation's officers, directors, and other representatives, to assure that the investment and borrowing policies of the corporation are carried out.

                                  ARTICLE VII.
                    Indemnification Of Officers And Directors

         Section 1. Indemnification Of Directors, Officers, And Others. Subject
                    --------------------------------------------------
to Section 2, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Maryland (or any similar provision or provisions of applicable law at the time in effect).

         Section 2. Indemnification Of Officers, Directors And Employees
                    ----------------------------------------------------
Pursuant To The Common Law Or Statutory Provisions Other Than The General
-------------------------------------------------------------------------
Corporation Law Of The State Of Maryland. Any person who was or is a party or is
----------------------------------------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Maryland.

         Section 3. Mandatory Advance Of Expenses. Reasonable expenses incurred
                    -----------------------------
in defending any action, suit or proceeding described in Section 1 or 2 of this
Article VII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

         Section 4. Payment Of Indemnified Claims. Reasonable amounts required
                    -----------------------------
to be paid in settlement or as a judgment in any action, suit or proceeding described in Section 1 or 2 of this Article VII shall be paid by the corporation within 90 days of the receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article; provided however, that the corporation shall not be required to pay such amounts if a majority of the members of the Board of Directors vote to deny the request for indemnification within the 90 day period set forth in this Section 4.

         Section 5. Rights Of Appeal. In the event that the corporation advances
                    ----------------
funds for indemnification pursuant to this Article, and, subsequently, indemnification pursuant to this Article is declared unenforceable by a court, or the corporation determines that the director, officer or employee on whose behalf the funds were advanced is not entitled to indemnification pursuant to this Article, then such director, officer or employee shall have the right to retain the indemnification payments until all appeals of the court's or the corporation's decision have been exhausted.

         Section 6. Additional Indemnification. Without limiting the
                    --------------------------
indemnification otherwise provided by this Article VII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation or a wholly owned subsidiary of the corporation, or is or was at any time since the inception of the corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, shall be indemnified by the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, including an action or suit by or in the right of the corporation to procure a judgment in its favor, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, (ii) his conduct was not material to the matter giving rise to the proceeding and was not committed in bad faith or was the result of active and deliberate dishonesty, (iii) he did not actually receive an improper personal benefit in money, property or services, and (iv) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 7. Indemnification Not Exclusive. The indemnification provided
                    -----------------------------
in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 8. Insurance. By action of the board of directors,
                    ---------
notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

         Section 9. Applicability; Effect. Any indemnification and advancement
                    ---------------------
of expenses provided by or granted pursuant to this Article VII shall be applicable to acts or omissions that occurred prior to the adoption of this
Article VII, shall continue as to any persons who ceased to be a director, officer, or employee of the corporation or a wholly owned subsidiary of the corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this Article VII or any Section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VII shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this Article VII shall be deemed to be provided by a contract between the corporation and each person covered hereby.

         Section 10. Savings Clause. If this Article VII or any Section or
                     --------------
provision hereof shall be invalidated by any court on any ground, then the corporation shall nevertheless indemnify each party otherwise entitled to indemnification hereunder to the fullest extent permitted by law or any applicable provision of this Article VI that shall not have been invalidated.

                                  ARTICLE VIII.
                     Execution Of Instruments; Loans; Checks
                       And Endorsements; Deposits; Proxies

         Section 1.  Execution Of Instruments. The president or any vice
                     ------------------------
president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         Section 2.  Loans To Directors, Officers And Employees. The
                     ------------------------------------------
corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of the State of Maryland.

         Section 3.  Checks And Endorsements. All checks, drafts or other
                     -----------------------
orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.

         Section 4.  Deposits. All funds of the corporation not otherwise
                     --------
employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such powers shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

         Section 5. Proxies. Unless otherwise provided by resolution adopted by
                    -------
the board of directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing, in the name of the corporation as such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE IX.
                                  Miscellaneous

         Section 1. Waivers Of Notice. Whenever notice is required to be given
                    -----------------
by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these bylaws.

         Section 2. Presumption Of Assent. A director or stockholder of the
                    ---------------------
corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 3. Seal. The corporate seal of the corporation shall be
                    ----
circular in form and shall contain the name of the corporation and the words "Seal, Maryland." The custodian of the seal shall be the secretary, who along with the president or other officer authorized by the board of directors, may affix the seal to documents of the corporation.

         Section 4. Amendments. These bylaws may be altered, amended or repealed
                    ----------
or new bylaws may be adopted by the board of directors at any meeting of the directors. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by a vote of a majority of the outstanding shares, without the necessity of the concurrence of the board of directors.

         Section 5. Emergency Bylaws. Subject to repeal or change by action of
                    ----------------
the stockholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the General Corporation Law of the State of Maryland.

         Section 6. Termination Of REIT Status. The corporation's REIT status
                    --------------------------
may be terminated by the holders of a majority of shares then outstanding at a meeting of stockholders.

                                   ARTICLE X.
                                   Definitions

         1. AFFILIATE: An AFFILIATE of another PERSON includes any of the
            ---------
following:

              (a) any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

              (b) any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

              (c) any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

              (d) any executive officer, director, trustee or general partner of such other PERSON.

              (e) any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

         2. INDEPENDENT EXPERT: A PERSON with no material current or prior
            ------------------
business or personal relationship with the directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the REIT.

         3. PERSON: Any natural persons, partnership, corporation, association,
            ------
trust, limited liability company or other legal entity.


         4. REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust,
            -------------------------------------
association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

         5. SHARES: Shares of beneficial interest or of common stock of a REIT
            ------
of the class that has the right to elect the directors of such REIT.

         6. SPONSOR: Any PERSON directly or indirectly instrumental in
            -------
organizing, wholly or in part, a REIT or any PERSON who will control, manage or participate in the management of a

REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

         (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT; either alone or in conjunction with one or mother other PERSONS:

         (b) receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;

         (c) having a substantial number of relationships and contacts with the REIT;

         (d) possessing significant rights to control REIT properties;

         (e) receiving fees for providing services to the REIT, which are paid on a basis that is not customary in the industry; or

         (f) providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.

         7.  UNIMPROVED REAL PROPERTY: The real property of a REIT which has
             ------------------------
the following three characteristics:

         (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

         (b) has no development or construction in process on such land; and

         (c) no development or construction on such land is planned in good faith to commence on such land within one year.

         8.  VOTING STOCK: Outstanding shares of capital stock generally
             ------------
entitled to vote in the election of directors, or, with respect to any particular matter, generally entitled to vote on that matter.

                                    * * * * *